Exhibit 99.1

       Navigant Consulting Reschedules 2007 Investor Conference
         for October 22, 2007, and Moves up Its Third Quarter
                 Earnings Release to October 17, 2007


    CHICAGO--(BUSINESS WIRE)--Sept. 17, 2007--Navigant Consulting, Inc. (NYSE:NCI), a global consulting firm providing dispute, investigative, operational, risk management and financial advisory solutions to legal counsel, government agencies and companies experiencing regulatory or structural challenges, today announced that it is rescheduling its 2007 Investor Conference. The conference, which was scheduled to be held in Chicago on Thursday, September 20, 2007, will now be held in Chicago on Monday, October 22, 2007. In addition, the Company announced that its third quarter 2007 earnings would be released on Wednesday, October 17, 2007. This is approximately one week earlier than the previously announced release date of October 25, 2007.

    In making these changes William M. Goodyear, Chairman and CEO stated:

    "I believe the Company has a number of new opportunities on the horizon including those related to the sub-prime mortgage and housing markets, on-going financial restatements and accounting investigations, and product safety initiatives. At the same time, certain softness in the Disputes and Investigations Practice, which I have previously discussed, has continued.

    We are currently implementing several actions to better position the Company for the remainder of 2007, and particularly for 2008 and beyond. We have recently completed an assessment of our capabilities in certain underperforming practices and are reducing our capacity in these businesses. We have also begun a realignment of organizational responsibilities and accountabilities to assure that our resources are best deployed to address current market demands and opportunities, and to ensure operational effectiveness. In addition, as a result of our broad on-going efforts to more efficiently support the business, we are adopting a more aggressive real estate management strategy. Taken together, we believe these actions and opportunities will likely have a material impact on our financial results for the third quarter and full-year 2007.

    With this backdrop, it seemed sensible to reschedule our Investor Conference to a time when we could discuss in detail these actions and their anticipated impact. To facilitate this discussion we are moving up the third quarter 2007 earnings release at which time we will also provide new 2007 guidance."

    About Navigant Consulting

    Navigant Consulting, Inc. (NYSE: NCI) is a specialized independent consulting firm providing dispute, financial, regulatory and operational advisory services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. "Navigant" is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI's use of "Navigant" is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.

    Except as set forth below, statements included in this press release, which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," "expects" and similar expressions. These statements are based upon management's current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: consulting opportunities within the marketplace; utilization of consulting professionals within the various practice areas; the success of the organizational realignment; the implementation of new strategies, including the real estate management strategy; risks inherent in international operations including foreign currency fluctuations; pace, timing and integration of acquisitions; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company's practices; utilization rates; dependence on the expansion of and the increase in the Company's service offerings and staff; conflicts of interest; potential loss of clients; risks inherent with litigation; significant client assignments; professional liability; potential legislative and regulatory changes; and general economic conditions. Further information on these and other potential factors that could affect the Company's financial results is included in the Company's filings with the SEC under the "Risk Factors" sections and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and also undertakes no obligation to update any of its forward-looking statements after the date of this press release.


    CONTACT: Navigant Consulting, Inc.
             Scott Krenz, 312.573.5612
             Executive Vice President, Chief Financial Officer